FOURTH AMENDMENT TO THE IRON MOUNTAIN INCORPORATED
2014 STOCK AND CASH INCENTIVE PLAN

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As adopted by resolution of the
Board of Directors on April 4, 2025
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1.Section 4(a)(1) of the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan, as amended (the “2014 Plan”), is amended by deleting the number “20,750,000” and inserting therefor “25,350,000.”

2.The second sentence of Section 12(c) of the 2014 Plan shall be amended by providing that no Awards shall be granted under the 2014 Plan after the expiration of ten years from the date shareholders approve this Fourth Amendment.

3.Except as hereinabove amended, the provisions of the 2014 Plan shall remain in full force and effect.